UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 16, 2014

Date of Report (Date of earliest event reported)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-34747	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453
Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 962-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Spansion Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on May 16, 2014, at which the Company’s stockholders voted on five proposals. The proposals are described in detail in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 18, 2014 (the “2014 Proxy Statement”). The results for the votes for each proposal are set forth below.

1.

 The following table shows the vote tabulation on the election of the two Class I directors to the Company’s Board of Directors by holders of the Company’s Class A common stock, both to serve for a three-year term until the 2017 Annual Meeting or until their successors are duly qualified and elected:

	Total Votes
Name	Votes For	Votes Against	Abstain	Broker Non-Votes
Keith Barnes	43,796,277	6,556,429	2,793,330	2,441,336

William E. Mitchell	50,027,096	1,470,078	1,648,862	2,441,336

2. The following table shows the vote tabulation on the non-binding, advisory vote to approve the compensation paid to the named executive officers as disclosed in the Compensation Discussion and Analysis and Executive Compensation sections of the 2014 Proxy Statement:

Votes For	Votes Against	Abstain	Broker Non-Votes
47,205,767	5,861,885	78,384	2,441,336

3. The following table shows the vote tabulation on the vote to approve the Spansion Inc. 2014 Employee Stock Purchase Plan as disclosed in the 2014 Proxy Statement:

Votes For	Votes Against	Abstain	Broker Non-Votes
51,000,193	501,576	1,664,267	2,441,336

4. The following table shows the vote tabulation on the vote to approve the issuance of more than 19.99% of the Company’s outstanding Class A common stock upon the conversion of the Company’s 2.00% Senior Exchangeable Notes issued in August 2013 as disclosed in the Company’s 2014 Proxy Statement:

Votes For	Votes Against	Abstain	Broker Non-Votes
50,837,509	659,160	1,649,367	2,441,336

5. The following table shows the vote tabulation for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2014:

Votes For	Votes Against	Abstain	Broker Non-Votes
53,933,934	33,279	1,620,159	0

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 22, 2014	SPANSION INC.

	By:	/s/ Katy Motiey
	Name:	Katy Motiey
	Title:	Corporate Senior Vice President, General Counsel and Secretary

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